EXHIBIT 32.1

CERTIFICATION OF EXECUTIVE VICE PRESIDENT





                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pharmaceutical Resources, Inc. (the "Company") on Form 10-Q for the period ended June 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Scott
L. Tarriff, Executive Vice President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Scott L. Tarriff
--------------------
Scott L. Tarriff
Executive Vice President
August 11, 2003